Exhibit (h)(3)

SCHEDULE A

PROSHARES TRUST EXPENSE LIMITATION AGREEMENT

Period:

October 1, 2015 – September 30, 2016

Fund Name	Expense Limit
ProShares Ultra S&P500	0.95%
ProShares Ultra MidCap400	0.95%
ProShares Ultra Dow30	0.95%
ProShares Ultra QQQ	0.95%
ProShares Short S&P500	0.95%
ProShares Short MidCap400	0.95%
ProShares Short Dow30	0.95%
ProShares Short QQQ	0.95%
ProShares UltraShort S&P500	0.95%
ProShares UltraShort MidCap400	0.95%
ProShares UltraShort Dow30	0.95%
ProShares UltraShort QQQ	0.95%
ProShares Ultra Russell2000	0.95%
ProShares Ultra SmallCap600	0.95%
ProShares Ultra Basic Materials	0.95%
ProShares Ultra Consumer Goods	0.95%
ProShares Ultra Consumer Services	0.95%
ProShares Ultra Financials	0.95%
ProShares Ultra Health Care	0.95%
ProShares Ultra Industrials	0.95%
ProShares Ultra Oil & Gas	0.95%
ProShares Ultra Real Estate	0.95%
ProShares Ultra Semiconductors	0.95%
ProShares Ultra Technology	0.95%
ProShares Ultra Telecommunications	0.95%
ProShares Ultra Utilities	0.95%
ProShares Short Russell2000	0.95%
ProShares Short SmallCap600	0.95%
ProShares Short Financials	0.95%
ProShares Short Oil & Gas	0.95%
ProShares Short MSCI EAFE	0.95%
ProShares Short MSCI Emerging Markets	0.95%

Exhibit (h)(3)

Fund Name	Expense Limit
ProShares UltraShort Russell2000	0.95%
ProShares UltraShort SmallCap600	0.95%
ProShares UltraShort MSCI EAFE	0.95%
ProShares UltraShort MSCI Emerging Markets	0.95%
ProShares UltraShort MSCI Japan	0.95%
ProShares UltraShort FTSE China 50	0.95%
ProShares UltraShort Basic Materials	0.95%
ProShares UltraShort Consumer Goods	0.95%
ProShares UltraShort Consumer Services	0.95%
ProShares UltraShort Financials	0.95%
ProShares UltraShort Health Care	0.95%
ProShares UltraShort Industrials	0.95%
ProShares UltraShort Oil & Gas	0.95%
ProShares UltraShort Real Estate	0.95%
ProShares UltraShort Semiconductors	0.95%
ProShares UltraShort Technology	0.95%
ProShares UltraShort Telecommunications	0.95%
ProShares UltraShort Utilities	0.95%
ProShares UltraShort 7-10 Year Treasury	0.95%
ProShares Short 20+ Year Treasury	0.95%
ProShares UltraShort 20+ Year Treasury	0.95%
ProShares Ultra MSCI Emerging Markets	0.95%
ProShares Ultra MSCI EAFE	0.95%
ProShares Ultra MSCI Japan	0.95%
ProShares Ultra FTSE China 50	0.95%
ProShares UltraShort FTSE Europe	0.95%
ProShares UltraShort MSCI Pacific ex-Japan	0.95%
ProShares UltraShort MSCI Brazil Capped	0.95%
ProShares UltraShort MSCI Mexico Capped IMI	0.95%
ProShares UltraPro S&P500	0.95%
ProShares UltraPro Short S&P500	0.95%
ProShares Large Cap Core Plus	0.45%
ProShares Short Basic Materials	0.95%
ProShares Short FTSE China 50	0.95%
ProShares Short Real Estate	0.95%
ProShares Ultra 20+ Year Treasury	0.95%
ProShares Ultra 7-10 Year Treasury	0.95%
ProShares Ultra MSCI Brazil Capped	0.95%
ProShares Ultra FTSE Europe	0.95%
ProShares Ultra MSCI Mexico Capped IMI	0.95%
ProShares Ultra MSCI Pacific ex-Japan	0.95%
ProShares UltraPro Dow30	0.95%
ProShares UltraPro QQQ	0.95%
ProShares UltraPro Russell2000	0.95%
ProShares UltraPro MidCap400	0.95%
ProShares UltraPro Short Dow30	0.95%
ProShares UltraPro Short QQQ	0.95%

Exhibit (h)(3)

Fund Name	Expense Limit
ProShares UltraPro Short Russell2000	0.95%
ProShares UltraPro Short MidCap400	0.95%
ProShares Ultra Nasdaq Biotechnology	0.95%
ProShares UltraShort Nasdaq Biotechnology	0.95%
ProShares RAFI Long/Short	0.95%
ProShares UltraShort TIPS	0.95%
ProShares Ultra High Yield	0.95%
ProShares Short High Yield	0.95%
ProShares Ultra Investment Grade Corporate	0.95%
ProShares Short Investment Grade Corporate	0.95%
ProShares Short 7-10 Year Treasury	0.95%
ProShares UltraShort 3-7 Year Treasury	0.95%
ProShares Hedge Replication ETF	0.95%
ProShares 30 Year TIPS/TSY Spread	0.75%
ProShares German Sovereign/Sub-Sovereign ETF	0.45%
ProShares UltraPro Short 20+ Year Treasury	0.95%
ProShares USD Covered Bond	0.35%
ProShares UltraPro Financials	0.95%
ProShares UltraPro Short Financials	0.95%
ProShares Merger ETF	0.75%
ProShares Global Listed Private Equity ETF	0.60%
ProShares Short S&P Regional Banking	0.95%
ProShares Ultra S&P Regional Banking	0.95%
ProShares DJ Brookfield Global Infrastructure ETF	0.45%
ProShares S&P 500 Dividend Aristocrats ETF	0.35%
ProShares Investment Grade–Interest Rate Hedged	0.30%
ProShares Short Term USD Emerging Markets Bond ETF	0.50%
ProShares MSCI EAFE Dividend Growers ETF	0.50%
ProShares CDS North American HY Credit ETF	0.50%
ProShares CDS Short North American HY Credit ETF	0.50%
ProShares Morningstar Alternatives Solution ETF (Inclusive of Acquired Fund Fees and Expenses; Amounts recouped do not include investment advisory or management services fees waived during the term of any Investment Advisory and Management Services Fee Waiver Agreement)	0.95%
ProShares Russell 2000 Dividend Growers ETF	0.40%
ProShares S&P MidCap 400 Dividend Aristocrats ETF	0.40%
ProShares Ultra Gold Miners	0.95%
ProShares UltraShort Gold Miners	0.95%
ProShares Ultra Junior Miners	0.95%
ProShares UltraShort Junior Miners	0.95%
ProShares UltraPro Nasdaq Biotechnology	0.95%
ProShares UltraPro Short Nasdaq Biotechnology	0.95%
ProShares Ultra Homebuilders & Supplies	0.95%
ProShares UltraShort Homebuilders & Supplies	0.95%
ProShares Ultra Oil & Gas Exploration & Production	0.95%
ProShares UltraShort Oil & Gas Exploration & Production	0.95%

Exhibit (h)(3)

Periods:

•	For the period beginning on each Fund’s date of launch until the next September 30

•	The first October 1 after each Fund’s launch until September 30 of the following year

Fund Name	Expense Limit
ProShares USD Emerging Markets Bond–Interest Rate Hedged	0.55%
ProShares MSCI Emerging Markets Dividend Growers ETF [1]	0.60%
ProShares MSCI Europe Dividend Growers ETF	0.55%
ProShares CDS North American IG Credit ETF	0.30%
ProShares CDS Short North American IG Credit ETF	0.30%
ProShares CDS European HY Credit ETF	0.50%
ProShares CDS Short European HY Credit ETF	0.50%
ProShares CDS European IG Credit ETF	0.30%
ProShares CDS Short European IG Credit ETF	0.30%
ProShares Short Gold Miners	0.95%
ProShares Short Junior Miners	0.95%
ProShares UltraPro Homebuilders & Supplies	0.95%
ProShares UltraPro Short Homebuilders & Supplies	0.95%
ProShares UltraPro Oil & Gas Exploration & Production	0.95%
ProShares UltraPro Short Oil & Gas Exploration & Production	0.95%

[1]	ProShares MSCI Emerging Markets Dividend Growers ETF is expected to launch on or around September 10, 2015. The Fund’s initial expense limitation will expire on September 30, 2016.